SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             February 14, 2000
                     ---------------------------------
                     (Date of earliest event reported)


                                 CMGI, Inc.
           ------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


    Delaware                     0-23262                      04-2921333
   -----------------       ----------------------       -------------------
   (State or other         (Commission File Number)      (IRS Employer
   Jurisdiction of                                      Identification No.)
    Incorporation)


                  100 Brickstone Square, Andover, MA 01810
            ---------------------------------------------------
            (Address of principal executive offices) (Zip Code)


                               (978) 684-3600
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)





ITEM 5.  OTHER EVENTS.

            CMGI, Inc. ("CMGI") has entered into a Stock Purchase Agreement, dated as of February 14, 2000, by and among itself, Bean Acquisition Corp., a wholly-owned subsidiary of CMGI ("Acquisition Sub"), Tallan, Inc. ("Tallan") and certain stockholders of Tallan (the "Stock Purchase Agreement"), providing for the acquisition of an approximately 80% interest in Tallan on a fully diluted basis. Total consideration for the acquisition is approximately $920 million and is payable in cash, promissory notes and options to acquire CMGI stock. The promissory notes have varying maturities and the principal and interest on the promissory notes are generally payable, at CMGI's option, in cash or registered shares of CMGI stock. The closing of the acquisition will occur promptly following the satisfaction of all closing conditions set forth in the Stock Purchase Agreement, which include the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits.

Exhibit No.                   Description
-----------                   -----------

      99.1        Press release dated February 14, 2000.













                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CMGI, INC.


                                    By:  /s/ William Williams II
                                        ------------------------
                                         William Williams II
                                         Vice President and General Counsel



Date:  March 3, 2000





                               EXHIBIT INDEX


Exhibit No.                   Description

      99.1        Press release dated February 14, 2000.